EXHIBIT 99.1
Contact:
Ram Mukunda
Chief Executive Officer and President
India Globalization Capital, Inc.
(301) 983-0998
FOR IMMEDIATE RELEASE
INDIA GLOBALIZATION CAPITAL, INC.
ANNOUNCES CHANGES IN FINANCIAL MANAGEMENT
BETHESDA, Maryland, December 1, 2006 — India Globalization Capital, Inc. (the “Company”) (AMEX: IGC.U) today announced that John Cherin resigned his positions as a member of the Board of Directors, Chief Financial Officer and Treasurer of the Company effective November 27, 2006 to devote more time to personal matters. Effective immediately, Ram Mukunda, the Company’s President and Chief Executive Officer, will also be the Acting Chief Financial Officer of the Company until a replacement is found.
India Globalization Capital, Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses with primary operations in India.
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.